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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Incentive Plan of Nashua Corporation (the "Company") of our report dated February 5, 1996, except as to the Subsequent Events note, which is as of March 27, 1996, appearing on page 41 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K"). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 56 of the Form 10-K.

                                         /s/ ERNST & YOUNG LLP

Price Waterhouse LLP
Boston, Massachusetts
June 14, 1996

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